BayFirst Financial Corp.
First Quarter 2024 Earnings Call

CORPORATE SPEAKERS:
Thomas G. Zernick
BayFirst Financial; Chief Executive Officer and Director
Robin L. Oliver
BayFirst Financial; President, Chief Operating Officer
Scott J. McKim
BayFirst Financial; EVP, Chief Financial Officer
ANALYSTS:
Ross Haberman
Rlh Investments, LLC
Julienne Cassarino
Sycamore Analytics

PRESENTATION
Operator
Good morning, ladies and gentlemen, and welcome to the BayFirst Financial Corporation Q1 2024 Conference Call and Webcast.
[Operator Instructions]
This call is being recorded on Friday, April 26, 2024.
I would now like to turn the conference over to Mr. Tom Zernick, Chief Executive Officer. Please go ahead, sir.
Thomas G. Zernick
CEO & Director
Thank you, Laura. Good morning, and thank you for participating on our call today. I have with me our President and Chief Operating Officer, Robin Oliver; and Chief Financial Officer, Scott McKim.
Today's call will include forward-looking statements and non-GAAP financial measures. Please refer to our cautionary statement on forward-looking statements contained on Page 2 of the investor presentation.
Before I discuss our Q1 performance, I want to clearly state that I and the rest of our executive team are not content with our first quarter results. We missed our goals for earnings and profitability, driven by higher net charge-offs and lower core SBA 7(a) production in the first quarter. Our underlying credit metrics remained stable, and our community banking division continues to perform well. However, our focus is to elevate all areas of our business model. We're focused on that and are working to close some gaps in the process, and we continue to rightsize staffing as needed.

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

This focus is applied to every small business loan we write as that lender/borrower partnership is oftentimes the key to keeping a small business operating through high inflation and interest rates. Furthermore, we operate in a footprint that many consider one of the nation's strongest. We remain committed to continuing to build the franchise value of our great community bank in Tampa Bay.
During Q1, we produced net income of $800 thousand. This represents a 12% increase over Q1 '23 earnings of $700 thousand, but a 50% decrease over Q4 earnings of $1.7 million. Net income decreased due to two primary factors: higher provision for credit losses of $1.3 million quarter-over-quarter, coupled with weaker than forecasted core SBA 7(a) loan production. Our core loans are loans $350 thousand to $5 million in size.
BayFirst opened its 12th banking center in the attractive Tampa Bay market during the quarter. Our South Sarasota location completes our near term branch expansion plans. We were successful in growing deposit balances by $22.2 million during the quarter and by $74.4 million year-over-year. We maintain a community focused business model serving individuals, families, and small businesses with a focus on establishing strong client relationships as we grow checking and savings accounts across our marketplace. This model continues to build franchise value on our great community bank here in Tampa Bay.
While net charge-offs increased during the first quarter, we continue to monitor asset quality metrics, including nonperforming loans, exclusive of government guaranteed loan balances, which declined from the end of last quarter. The increase in net charge-offs was due to the performance of the portfolio of unsecured consumer loans purchased in 2022 as well as higher net charge-offs from the bank's FlashCap SBA guaranteed small loan program, particularly from loans originated prior to 2020 when rates were significantly lower and now these borrowers have felt the impact of rising rates in their payments. The bank stopped originating loans under the FlashCap product model during the quarter and Robin will share more details on asset quality metrics in a few minutes.
Let me now share some highlights from around BayFirst. Our retail banking centers continued to build real franchise value as we were successful in growing deposit balances 2.3% and net new accounts 4.7% during the first quarter of 2024, ending the quarter at $1.01 billion. During the first quarter, there were increases in noninterest-bearing deposit account balances of $3.3 million, savings and money market deposit account balances of $18.9 million and time deposit balances of $8.9 million, partially offset by a decrease in interest-bearing transaction account balances of $8.9 million.
BayFirst has maintained a granular deposit base and continues to benefit from 84% of our deposits being insured at March 31, 2024.
On the lending side, BayFirst continues to enjoy minimal commercial exposure in the CRE space with nonowner-occupied CRE, representing only 5.5% and of our loans held for investment at the end of the quarter. Loans held for investment increased by $19.1 million or 2.1% during the first quarter of 2024 to $934.9 million due to originations in conventional community bank loans and increased $142.1 million or 17.9% over the past year. During the quarter, the company

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

originated $197.2 million of loans and sold $127.8 million of government guaranteed loan balances.
The company's government guaranteed loan origination platform, CreditBench, originated $130.6 million in new government guaranteed loans during the first quarter of 2024, a decrease of 9.9% from $144.9 million of loans produced in the previous quarter and a 7.8% increase over $121.1 million of loans produced during the first quarter of 2023. Demand remains strong for the company's Bolt loan program, an SBA 7(a) loan product designed to expeditiously provide working capital loans of $150 thousand or less to businesses throughout the country. Since the Bolt launch in 2022, the company has originated 4,168 Bolt loans totaling $539.9 million, of which 760 Bolt loans totaling $98.2 million were originated during the quarter.
Now I will pass the microphone to Scott McKim, our Chief Financial Officer, to provide an overview of our financial performance.
Scott J. McKim
Executive VP & CFO
Thank you, Tom. Good morning, everyone. As Tom mentioned, our net income from continuing operations was just over $800 thousand in the first quarter. Balances of loans held for investments grew $19.1 million or 2.1% during the quarter, and overall, total assets increased $26.4 million to $1.14 billion or an increase of 2.4% during the quarter. Year-over-year total assets have increased $74 million or 7%. Total deposits increased $22.2 million or 2.3% during the first quarter of this year and increased by $74.4 million from the first quarter of 2023.
Total deposits ended the quarter at just over $1 billion. Shareholders' equity at quarter end was $100.6 million and is flat to the end of the fourth quarter and is $10.3 million higher than the first quarter of 2023. There was a slight increase in accumulated other comprehensive loss of $207 thousand during the quarter. Our tangible book value decreased slightly to $20.45 per share from $20.60 per share at the end of the fourth quarter, driven by higher share counts.
Net interest income was $8.7 million in the first quarter, essentially flat to the fourth quarter and down $300 thousand from a year ago. This is reflecting both higher interest expense as well as higher interest income and the net interest margin decreased about 6 basis points from the fourth quarter, again, reflecting increases in interest income, offset by slightly higher deposit costs during the quarter.
Noninterest income from continuing operations was $14.3 million for the first quarter of 2024. That was down $400 thousand, reflecting lower fair value gains on fewer loans in the first quarter compared to the fourth quarter of last year. Loans which were sold during the quarter provided higher net premium gains of $1 million. Compared to the first quarter of 2023, noninterest income was up $4.8 million, reflecting higher gains on sale of loans and packaging fees on loans originated as well as other income.
Provision for credit losses was $4.1 million in the first quarter compared to $2.7 million in the fourth quarter and $1.9 million in the first quarter of 2023. While overall asset quality remains relatively stable, net charge-offs did increase due to our portfolio of unsecured consumer loans purchased from a third party in 2022 as well as higher net charge-offs on unguaranteed balances

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

of SBA 7(a) loans. As we have previously mentioned, the unsecured consumer loan exposure continues to pay down, and we expect its impact on net charge-offs to dissipate throughout this year.
Noninterest expense decreased by $700 thousand in the first quarter compared to the fourth quarter, primarily due to a decrease of $600 thousand of commission and incentive costs and $1 million of loan origination and collection costs, both reflecting lower core SBA 7(a) loan origination volume. Offsetting these decreases were higher salary costs of $0.5 million for income tax resets as well as an increase in professional fees, which included a one-time $400 thousand expense. Compared to the first quarter of 2023, noninterest expense is $2.3 million higher, driven by loan origination and incentive costs as loan production in the first quarter of 2024 was $37 million higher than the first quarter of last year as well as the additional professional costs that I just mentioned as well.
At this point, I will turn things over to our President and Chief Operating Officer, Robin Oliver, to discuss some asset quality in detail. Robin.
Robin L. Oliver
President & COO
Thank you, Scott. Good morning, everyone. I want to begin by first noting that asset quality metrics remain well within acceptable levels for the conventional commercial portfolio, and in addition, the company's organically originated consumer loan portfolio is performing at or above expectations. Nonperforming and past due loans in the residential loan portfolio are stable, but remains slightly elevated, mostly due to one loan with a low loan-to-value ratio for which no loss is expected.
The ratio of the allowance for credit losses to total loans held for investment at amortized costs, excluding government guaranteed balances remained relatively flat in all periods at 2.06% as of March 31, 2024, 2.03% at December 31, 2023, and 2.1% a year ago at March 31, 2023.
As Scott mentioned, net charge-offs for the first quarter of 2024 were elevated at $3.7 million, a $1.1 million increase from $2.6 million for the fourth quarter of 2023 and a $1.8 million increase compared to $1.9 million in the first quarter of 2023. Nonperforming assets, excluding government guaranteed loans to total assets, were stable, however, at 0.7% as of March 31, 2024 compared to 0.74% as of December 31, but up from 0.2% at March 31, 2023. We continue to make changes to improve the asset quality performance of the bank's CreditBench working capital lending program.
Beginning in January of 2024, the FlashCap loan product was discontinued due to its higher than expected credit losses. FlashCap provided working capital loans under the SBA 7(a) small loan program for loans under $350 thousand. The bank's Bolt small loan program provides working capital loans of $150 thousand or less and was developed using stricter underwriting standards than the historical FlashCap program after analyzing the data from thousands of FlashCap loans originated in prior years. The Bolt loan product has performed better than anticipated with a lower loss rate than the FlashCap loan program. And even with that, management suspended lending to a few industries this quarter which present higher risk or have performed below

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

expectations. Furthermore, additional credit enhancements were made to the Bolt underwriting parameters this quarter to improve future performance.
Although net charge-offs were higher than anticipated in the first quarter, past due and nonperforming ratios are stable. We are monitoring the loan portfolio closely, and we have made several adjustments to help improve future loss rates. In addition to the enhancements I mentioned around the FlashCap and Bolt loan portfolios, we have also added resources to our loan workout and loss mitigation teams and implemented new technology whereby we can text payment reminders to certain borrowers as yet another touch point to get in front of them. In addition, as Scott noted, given the shrinking size of the purchased unsecured consumer loan portfolio, we expect the charge-offs to begin to decrease in this portfolio throughout the remainder of the year. While the results for Q1 did not meet our expectations, we do see a stronger path forward. Management is laser-focused on asset quality, hitting production targets and maximizing the investments we have made in banking centers and technology to improve our profitability and our overall efficiency.
At this time, I will turn it back to Tom for any final comments.
Thomas G. Zernick
CEO & Director
Thank you, Robin. And I would just like to say thank you for all of you for participating on our call this morning, and we look forward to now opening it up for questions.

QUESTIONS AND ANSWERS
Operator
[Operator Instructions]
Our first question comes from the line of Ross Haberman from Rlh.
Ross Haberman
Rlh Investments, LLC
Could you tell me how big in total the flash -- what we call the Flash loan portfolio in dollars?
Scott J. McKim
Executive VP & CFO
At the end of the first quarter, our exposure or the unguaranteed portion of that was about $49 million.
Ross Haberman
Rlh Investments, LLC
And the allowance you have against that is what percentage or what points I should say?
Scott J. McKim
Executive VP & CFO
We're pretty heavily reserved on that. We are -- our ACL just on that component of the portfolio is about $3.5 million.

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

Ross Haberman
Rlh Investments, LLC
$3.5 million. All right. And you're saying you're -- you began to see exposure over and above that, and that's why you're slowing it down or stopping it, I should say.
Scott J. McKim
Executive VP & CFO
As far as the product goes?
Robin L. Oliver
President & COO
Yes. just really the FlashCap product was really our main C&I, small loan product, pre-pandemic. And we continued to do some of it when we restarted after PPP and the pandemic, but it really wasn't a big driver for us at this point as we started to focus on Bolt. And so we just felt given the losses in that portfolio and where it was at this time that we would just go ahead and discontinue that product.
It's not that we're not going to do C&I small loans other than Bolts. We will do those, but they'll really get a more thorough underwriting as part of our core SBA loan program.
Ross Haberman
Rlh Investments, LLC
How are you doing in terms of general, I know you had -- before you joined, there was a big unguaranteed portion of the SBA on your balance sheet. Could you tell me what that number is? And what kind of delinquencies you're seeing in that part of your unguaranteed portfolio today?
Scott J. McKim
Executive VP & CFO
Yes, the total unguaranteed balances of SBA 7(a) loans that we had at the end of the first quarter was about $202 million. And as far as the overall delinquencies, you can see that in the slides that we have. And the number that we're reporting there includes the non-SBA balances as well. But predominantly, what we are seeing in terms of delinquencies is coming from the unguaranteed side of things. So kind of talking through this, as I pull up that exact number for you just to move here.
Ross Haberman
Rlh Investments, LLC
I'm sorry, I don't have the slides in front of me. I apologize.
Scott J. McKim
Executive VP & CFO
It's 1.7%. And that's down from 2.9% in the last year.
Ross Haberman
Rlh Investments, LLC

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

And what kind of delinquencies are you seeing on that today? And I only ask because a number of other banks I've spoken to are seeing a pickup specifically in that unguaranteed portion. Just because all these institutions groups, organizations that you lent to, I don't know, 5% or 6% are now going to pay over 10% it's quite a lot of strike you might say, with the new rates.
Scott J. McKim
Executive VP & CFO
Yes. That's a very valid comment. When we underwrite the loans, we try to stress test what the rate increases are and some of the feedback we've gotten is that the higher interest rates today versus 18 months ago, it creates a lot of stress for these businesses. Many of them are working through it. Many of them, we are working with to make sure that the loans are structured properly going forward. Certainly, we want to help them pay. We don't want them to default, but there's a lot of ongoing dialogue with many of them.
Ross Haberman
Rlh Investments, LLC
And again, going back to my question, what kind of delinquencies are you seeing in the first quarter for that $200 million?
Scott J. McKim
Executive VP & CFO
Yes, that's the 1.7% that I mentioned.
Operator
Our next question comes from the line of Julienne Cassarino from Sycamore Analytics.
Julienne Cassarino
Sycamore Analytics
Can you talk about the gain on sale trends for the SBA business? Like I can sort of tell -- but maybe just to explain what the volume trends are and the gain on sale margins are and if there's much seasonality to that?
Scott J. McKim
Executive VP & CFO
Sure. Let me kind of break that up into the 2 pieces there. First, I'll answer the easy one. Is it seasonal? We haven't seen anything that would lead us to believe that there's any seasonal variations when we sell these loans. So I'm not going to suggest that that's any driver behind it. In the first quarter, we did see two things. First of all, the volume of loans that we sold was lower than what we had sold in the fourth quarter, but the premiums that were offered and paid on what we did sell in the first quarter were higher than what we got in the fourth quarter.
Right now, those premiums vary, we typically see on SBA loans somewhere in the neighborhood of 8% to 12%, depending on what the actual loan is priced at. And I don't think it will continue to go any higher than that. We did see some moderate increase going back to June, July of last year, but I think it has probably leveled out at this point.

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

Julienne Cassarino
Sycamore Analytics
Leveled out around what level?
Scott J. McKim
Executive VP & CFO
The higher end of that range, about 12%.
Julienne Cassarino
Sycamore Analytics
Around 12%. Okay. I wonder if the market for these loans because you're selling them, right? You wonder if the market for these loans is improving, like if demand is increasing as maybe demand for commercial real estate, mortgage backed securities is somewhat moderating.
Robin L. Oliver
President & COO
It certainly could be. I think the market really does like our Bolt product. They like the granularity of it and the homogeneous nature of that product. So that does tend to garner higher premium. The folks that buy loans don't tend to want some of the larger loans. Those -- it kind of messes up the pools if you have one large loan in there as a significant portion of it. So sometimes that's where we see some lower premiums is on the larger loans. But if there are 25-year CRE deals, then that works the other way and it pushes up the premium. So -- but given our portfolio of small loan C&I tenure, that does tend to perform pretty well maybe compared to other banks that are selling SBA guaranteed.
Julienne Cassarino
Sycamore Analytics
Okay. Okay. And the securities portfolio, you have a lot of asset backed securities. What kind of asset backed securities are those?
Scott J. McKim
Executive VP & CFO
As far as the makeup of the portfolio?
Julienne Cassarino
Sycamore Analytics
Yes, just what kind of -- what's the -- what kind of -- what's the asset backing those ABS securities.
Scott J. McKim
Executive VP & CFO
Yes. There's a couple of different ones. Some are real estate plus some are also private student loan, that's guaranteed.

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

Julienne Cassarino
Sycamore Analytics
Private student loans or government guaranteed student loans.
Scott J. McKim
Executive VP & CFO
They are issued by a private lender, but they are government guaranteed.
Julienne Cassarino
Sycamore Analytics
Okay. Okay. And what is asset backed real estate? What's that an example of -- like what's an example of that?
Robin L. Oliver
President & COO
Typical mortgage backed.
Scott J. McKim
Executive VP & CFO
Just mortgage backed. We've got a -- we bought a bond that fits nicely into our CRA investment program, for example, it's nothing too exotic, that's for sure.
Julienne Cassarino
Sycamore Analytics
Just out of curiosity why isn't it the mortgage backed security classification.
Scott J. McKim
Executive VP & CFO
It would be actually on that one.
Julienne Cassarino
Sycamore Analytics
I was talking about like the ABS.
Scott J. McKim
Executive VP & CFO
No, no, no. It's the CRA bond that I mentioned is actually a single loan to an entity that provides low income housing.
Julienne Cassarino
Sycamore Analytics
Okay. Okay. All right. Okay. And then I was wondering, you mentioned that you've pulled back from certain industries, and you may have pulled back from certain geographies, too. I was

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

curious if that's the case or not. And then just which industries and/or which geographies have you pulled back from because you're seeing kind of increasing risk profile?
Thomas G. Zernick
CEO & Director
Yes. Julian, this is Tom. We ended up taking a look at defaults over the last 12 months as we do each month. And we decided to exit transportation, marketing and advertising and also limit our exposure in hotel and restaurants. All of which were showing signs of poor performance, and we chose not to continue to lend into those specific industries.
We did not make any geographical changes as we did not see any kind of portfolio performance issues in any specific geography.
Julienne Cassarino
Sycamore Analytics
Okay. That's good, the geography. Yes. And it's good that it's not like a bunch of industries. It's pretty much those four, right?
Thomas G. Zernick
CEO & Director
Correct.
Julienne Cassarino
Sycamore Analytics
Yes. And how about for your local Tampa Bay real estate values? What are you seeing there for one to four family real estate values? How those have been trending as well as commercial real estate, if you know for the local?
Thomas G. Zernick
CEO & Director
Yes. If you read the Tampa Bay Business Journal, the Tampa Bay market continues to be mentioned as a very strong MSA compared to other markets across the country. So that's one of the benefits of being headquartered here and having 12 banking centers throughout Tampa Bay. We operate in a very real estate attractive market. Job employment is very -- continues to be very strong here in Tampa Bay, and we're fortunate on the real estate side and employment side.
Julienne Cassarino
Sycamore Analytics
Real estate value is trending higher or kind of moderating what's the recent trend?
Thomas G. Zernick
CEO & Director
Yes. I think they're probably stabilizing and in some sectors, actually going up because we have so many people moving to Tampa Bay. So it's all supply and demand. But we have not seen any deterioration. And I think I would classify it as stable to improving in values.

BayFirst Financial Corp.
First Quarter 2024 Earnings Call

Julienne Cassarino
Sycamore Analytics
Okay. Good. Good. And you mentioned that you're going to -- you mentioned in the press release, I think, that you're going to start focusing on kind of rightsizing the employment levels, I think. And -- or maybe you mentioned that in your comments. But I noticed that the FTEs increased maybe -- sorry, maybe because of the new branch that just opened, but you went from like 305 FTEs, up to 313. Is that going to -- do you have any kind of expense rationalization plan or going to hold that steady? I just was curious about the comp.
Robin L. Oliver
President & COO
Sure. So the new banking center certainly did contribute to that increase and some of it may be a little bit of timing here. But ultimately, we are always looking at the expenses. And certainly, in this environment, we're not happy with the earnings. And we -- and as the production decreases, we have to take a look at everything, and there's two things we can impact, right, more production, more revenue or less cost, and we're working on both.
But -- so I wouldn't say an expense rationalization plan. But we certainly -- we did have some rightsizing during the quarter. But as noted, we also opened the new banking center as well. So Tom or Scott, feel free to add anything additional there.
Julienne Cassarino
Sycamore Analytics
Okay. Okay. And then I just was curious about the shares outstanding. They went up they went up kind of more than past quarters. Is that -- I'm assuming that's from comp-related -- option-related comp or something with the share count. But I'm just wondering, any chance you could offset that increase with buybacks, at least the share count isn't increasing?
Scott J. McKim
Executive VP & CFO
Julienne, you are correct. The increase is due to compensation based grants, that's what raised the share count at those typically we do that in January. And so that's why you see in the first quarter. It's not going to continue to increase. As far as stock buyback goes, we don't have the excess capital to repurchase stock at this point in time. Certainly, if we did, we would -- based on where the stock is trading right now, which we still believe is below what the real value of the company is. But until we get to the point where we actually have excess capital to repurchase it, we won't be exploring or looking for ways to repurchase stock.
Julienne Cassarino
Sycamore Analytics
Yes. Even I wasn't really talking about like a big buyback just to kind of hold that share count steady. But I know it wouldn't mean probably getting an authorization past the regulators or something, and sometimes it's just not worth it. But yes, so you mentioned you don't have excess

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First Quarter 2024 Earnings Call

cap. Where would -- where is the level where you have excess cap, Like where does the TCE to TA ratio or whichever ratio you're looking at?
Robin L. Oliver
President & COO
I think it depends, right? I mean right now, we're sitting at 9.12% Tier 1 leverage. And we're always measuring that compared to particularly the risk in our loan portfolio and with the unguaranteed balances. And so that's sometimes the moving target. So I don't know that it's an easy answer to your question, but I think we'd all like to see Tier 1 grow this year to over 10%. So -- but when we start getting much higher than that, if we could get in the 11% -- 10.5% to 11% range, I think that gives us some more flexibility, I would say.
Scott J. McKim
Executive VP & CFO
I agree.
Operator
There seems to be no further questions at this time. I'd now like to turn the call back over to Mr. Zernick for final closing comments.
Thomas G. Zernick
CEO & Director
All right. Well, listen, again, thank you so much for participating on our call. Thank you for the questions this morning, and our exec team looks forward to going back and doing our blocking and tackling so we can get back to becoming a high-performing bank here in Tampa Bay.
Thank you, and have a great day.
Operator
Thank you, sir. Ladies and gentlemen, this concludes your conference call for today. We thank you for participating and ask that you please disconnect your lines. Have a lovely day.